EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statement of Sovereign Bancorp, Inc. (Form S-8 No. 333-00000) pertaining to the Retirement Savings Incentive Plan and 2001 Stock Option Plan of Waypoint Financial Corp.; the 1999 Incentive Stock Option Plan and 1999 Stock Option Plan for Outside Directors of Harris Financial, Inc.; the 1997 Stock Option and Incentive Plan, the 1995 Non-Qualified Stock Option Plan for Directors and the Non-Incentive Stock Option Plan for Directors of York Financial Corp.; and the 1996 Incentive Stock Option Plan, 1994 Incentive Stock Option Plan and 1994 Stock Option Plan for Outside Directors of Harris Savings Bank of our report dated January 20, 2004, except for Note 29, as to which the date is March 8, 2004, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania January 20, 2005